Exhibit 5.1

[Letterhead of Shearman & Sterling LLP]

October 14, 2009

The Board of Directors

Viacom Inc.

1515 Broadway

New York, New York 10036

Viacom Inc.

Ladies and Gentlemen:

We have acted as counsel to Viacom Inc., a Delaware corporation (the “Company”), in connection with the preparation by the Company of a registration statement on Form S-3 (File No. 333-139086, the “Form S-3”) filed on December 1, 2006, and the post-effective amendment no. 1 to the Registration Statement (the “Amendment” and, together with the Form S-3, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company or one or more selling security holders of (i) one or more series of debt securities of the Company (the “Debt Securities”), (ii) shares of the Company’s class A common stock, par value $0.001 per share (the “Class A Common Stock”). (iii) shares of the Company’s class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), (iv) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”) and (v) warrants of the Company (the “Warrants” and, together with the Debt Securities, Common Stock and Preferred Stock, the “Securities”). The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture, dated as of April 12, 2006 between the Company and The Bank of New York Mellon (formerly known as “The Bank of New York”), as trustee (the “Trustee”), (as amended and supplemented through the date hereof, the “Indenture”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). The Indenture, any Warrant Agreement, any Debt Securities and any Warrants are hereinafter referred to as the “Opinion Documents.”

In that connection, we have reviewed originals or copies of:

(a)	The Registration Statement.

(b)	The Indenture.

We have also reviewed originals or copies of the certificate of incorporation and by-laws of the Company, as amended through the date hereof, such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Indenture and other documents, and otherwise for the purposes of this opinion, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	That each of the Opinion Documents is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(e)	That:

(i) The execution, delivery and performance by the Company of the Opinion Documents does not:

(A) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(ii) Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Opinion Documents or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture or the transactions governed by the Indenture, and for purposes of assumption paragraph (e) above the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indenture or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Opinion Document or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that,

1. The Company (a) has the corporate power to execute, deliver and perform the Indenture and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Indenture.

2. The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. When (i) the Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved and (iii) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

4. When (i) the final terms of the Preferred Stock have been duly established and approved by the Company in conformity with the Company’s certificate of incorporation, (ii) certificates representing the Preferred Stock have been duly executed by the Company and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption of a certificate of designations relating thereto, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

5. When (i) the terms of issuance and sale of the applicable shares of Common Stock have been duly approved by the Company in conformity with the Company’s certificate of incorporation, and (ii) all corporate action necessary for issuance of the Common Stock has been taken, and such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

6. When (i) the Warrants and the applicable Warrant Agreement have been duly authorized, (ii) the final terms of the Warrants have been duly established and approved, (iii) certificates representing the Warrants have been duly executed by the

Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof and (iv) the applicable Warrant Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable Warrant Agent, the Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Warrant Agreement and the applicable Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions in paragraphs 2, 3 and 6 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions in paragraphs 2, 3 and 6 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.

Very truly yours,

/s/ SHEARMAN & STERLING LLP